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                                                                   EXHIBIT 10.76


                       APPLIED DATA COMMUNICATIONS, INC.
                            3324 South Susan Street
                          Santa Ana, California 92704



                              September 20, 2001



To the Board of Directors of
Applied Data Communications, Inc.


Gentlemen:

     The draft of the Applied Data Communications, Inc. ("ADC") Form 10-KSB/A (version #18) includes, under Part III, Item 10. Executive Compensation, the section entitled "Employment Contracts and Termination of Employment and Change-in-Control Arrangements - Kane Compensation", Paragraph 2, a description of the settlement between Walter J. ("Pat") Kane ("Kane"), and ADC of obligations due Kane for the guarantees, accommodations, arrangements and compensation due Kane.

     1. By signing this letter, we hereby agree to the terms described in the description in Part III, Item 10, Paragraph 2 of "Kane Compensation" and agree further that Kane hereby releases and discharges ADC, its officers, directors, agents and affiliates from any obligation or liability arising from past services, guarantees, accommodations and undertakings for ADC, except for the benefits specified in subparagraphs (a) and (b) of Paragraph 2 which shall continue and survive this release.

     2. Kane shall indemnify and hold harmless ADC, its officers, directors, agents and affiliates from any obligation or liability for taxes, withholdings or other FICA and similar payroll deductions on account of past payments or allowances to Kane or any thereof arising from any payments or accommodations under subparagraphs (a) and (b) of Paragraph 2 which shall continue and survive this release.

     3. ADC shall indemnify Kane against, and hold him harmless from any claim or liability of ADC under obligations of ADC assumed or guaranteed by Kane for and at the request of ADC.

     4. This letter is binding, but may be modified, supplemented or clarified by mutual agreement between us.
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To the Board of Directors of
Applied Data Communications, Inc.
September 20, 2001



     If you have any questions, please call.

                                               Very truly yours,

                                               /s/ Walter J. Kane
                                               ---------------------------
                                               Walter J. ("Pat") Kane

ACCEPTED:

APPLIED DATA COMMUNICATIONS, INC.

By  /s/ Barry K. Sugden, Jr.
  -------------------------------
  Barry K. Sugden, Jr., Chief Financial Officer
  and Secretary